UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2024

______________________________

Valkyrie Bitcoin Fund

(Exact name of registrant as specified in its charter)

Delaware	001-41909	86-6430837
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

320 Seven Springs Way, Suite 250 Brentwood, Tennessee (Address of principal executive offices)	37027 (zip code)

Registrant’s telephone number, including area code: (218) 255-9743

_____________________________________________________

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest of Valkyrie Bitcoin Fund	BRRR	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Amendments to the First Amended and Restated Trust Agreement of the Trust

On March 15, 2024, Valkyrie Digital Assets LLC (the “Sponsor”) and Delaware Trust Company (the “Trustee”) executed the First Amendment (the “Amendment”) to the First Amended and Restated Trust Agreement (the “Trust Agreement”) of Valkyrie Bitcoin Fund (the “Trust”). The Amendment makes several modifications to the Trust Agreement, including the following:

1.	Provides the Sponsor with the power to appoint a Co-Sponsor (as defined in the Amendment) to provide advisory and consultation services to the Trust and to serve as successor Sponsor pursuant to Section 6.9 of the Trust Agreement, provided that any compensation of the Co-Sponsor shall be the responsibility of the Sponsor and not the Trust. The Co-Sponsor shall have no power or authority to act on behalf of the Trust, and the Sponsor may not delegate such authority to the Co-Sponsor, until such time as the Co-Sponsor becomes the successor Sponsor pursuant to Section 6.9 of the Trust Agreement.

2.	Shortens the notice period required for the Sponsor to voluntarily withdraw from one hundred twenty (120) days to sixty (60) days.

3.	Provides that if a Co-Sponsor Agreement (as defined in the Amendment) is effective at the effective time of the Sponsor’s withdrawal as Sponsor to the Trust, then upon the effectiveness of such withdrawal the Co-Sponsor shall automatically and without further action by the Sponsor, Trustee or the Shareholders (as defined in the Trust Agreement) become the successor Sponsor and shall have all the powers, rights, duties and obligations of the Sponsor under the Trust Agreement.

The Amendment became effective upon execution and is filed as an exhibit to this Current Report.

Appointment of CoinShares Co. as Co-Sponsor

Immediately following the execution of the Amendment, the Sponsor and CoinShares Co. entered into a Co-Sponsor Agreement. The Co-Sponsor Agreement appoints CoinShares Co. as the Trust’s Co-Sponsor pursuant to the Trust Agreement, as amended by the Amendment, and obligates CoinShares Co. to assume the role of Sponsor to the Trust upon the effectiveness of the Sponsor’s withdrawal as Sponsor to the Trust.

The Co-Sponsor Agreement is filed as an exhibit to this Current Report.

About CoinShares

CoinShares Co., a Delaware corporation, is a wholly-owned subsidiary of CoinShares International Limited (“CoinShares”). CoinShares is a leading European investment company specializing in digital assets, that delivers a broad range of financial services across investment management, trading and securities to a wide array of clients that includes corporations, financial institutions and individuals. Focusing on crypto since 2013, the firm is headquartered in Jersey, with offices in France, Sweden, Switzerland, the U.K. and the U.S. CoinShares is regulated in Jersey by the Jersey Financial Services Commission, in France by the Autorité des marchés financiers, in the U.S. by the Financial Industry Regulatory Authority. CoinShares is publicly listed on the Nasdaq Stockholm under the ticker CS and the OTCQX under the ticker CNSRF.

Item 3.03 Material Modification to Rights of Security Holders

The information set forth under Item 1.01 is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

4.2	First Amendment to the Amended and Restated Trust Agreement

10.15	Co-Sponsor Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2024		Valkyrie Bitcoin Fund

Valkyrie Digital Assets LLC, as Sponsor of the Valkyrie Bitcoin Fund

	By:	/s/ Leah Wald
	Name	Leah Wald
	Title:	Chief Executive Officer